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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2003

WEIGHT WATCHERS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or Other Jurisdiction of Incorporation)	000-03389 (Commission File Number)	11-6040273 (IRS Employer Identification No.)

175 Crossways Park West, Woodbury, New York (Address of principal executive offices)	11797-2055 (Zip Code)

        Registrant's telephone number, including area code: (516) 390-1400

Item 5.    Other Events

        On October 9, 2003, the Company's Board of Directors authorized a program to repurchase up to $250 million of the Company's outstanding common stock. The repurchase program, which goes into effect immediately, allows for shares to be purchased from time to time in the open market or through privately negotiated transactions. No shares will be purchased from Artal Luxembourg, or its affiliates, under the program.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits

99.1
Press Release dated October 9, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: October 10, 2003	By:	/s/ ROBERT W. HOLLWEG Name: Robert W. Hollweg Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description
99.1	Press Release dated October 9, 2003.

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
Exhibit Index